Exhibit 5(b)

                  [Letterhead of Spencer, Scott & Dwyer, P.C.]




                                 August 29, 2003



The Empire District Electric Company
602 Joplin Street
Joplin, Missouri  64801

         Re:      SEC Registration Statement on Form S-3
                  (File No. 333-107687)

Dear Sirs:

     We refer to the proposed issue and sale of up to $200,000,000 principal amount of shares of Common Stock, par value $1.00, and the related Preference Stock Purchase Rights and/or shares of Preference Stock, no par value and/or one or more series of First Mortgage Bonds (the "New Bonds") and/or one or more series of Unsecured Debt Securities, in one or more series, from time to time, of The Empire District Electric Company (the "Company"), with respect to which the Company has filed a Registration Statement on Form S-3 (File No. 333-107687) with the Securities and Exchange Commission under the Securities Act of 1933.

     The New Bonds are to be issued under the Indenture of Mortgage and Deed of trust, dated as of September 1, 1944, under which The Bank of New York and UMB Bank & Trust, N.A. act as Trustees, as heretofore supplemented and amended (the "Mortgage"), and as to be supplemented by a supplemental indenture relating to each series of New Bonds (each a "Supplemental Indenture").

     We advise you that in our opinion:

     1. The Company is a corporation duly organized and validly existing under the laws of the State of Kansas.

     2. When (i) the Registration Statement has become effective under the Securities Act of 1933, (ii) the Board of Directors of the Company has duly adopted appropriate resolutions, (iii) the proposed Supplemental Indenture has been duly executed and delivered, (iv) the New Bonds have been duly issued in accordance with the provisions of the Mortgage and the Supplemental Indenture relating thereto and sold by



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the Company for cash at a price approved by the Board of Directors, and (v) the
State Corporation Commission of the State of Kansas, the Public Service Commission of the State of Missouri, the Corporation Commission of the State of Oklahoma, and the Arkansas Public Service Commission shall have issued their respective orders authorizing the issuance and sale of the New Bonds and the mortgaging of the property of the Company in such States to secure the New Bonds, the New Bonds will have been duly authorized and legally issued and, under Missouri law, will constitute binding obligations of the Company.

     We hereby consent to the use of a copy of this opinion as an exhibit to said Registration Statement. We also consent to the use of our name and the making of the statements with respect to our firm in the Registration Statement and the prospectus constituting a part thereof.

                              Very truly yours,

                              SPENCER, SCOTT, & DWYER, P.C.

                              /s/ Alexander B. Curchin
                              ------------------------
                              By Alexander B. Curchin